Valley Forge Life Insurance Company
                                 A Stock Company

Administrative Office:                          Home Office:
100 CNA Drive                                   401 Penn St.
Nashville, Tennessee 37214                      Reading, Pennsylvania 19601

We agree to pay the benefits described in this contract in accordance with its provisions.


PLEASE READ THIS CONTRACT CAREFULLY. THIS IS A LEGAL CONTRACT BETWEEN YOU AND VALLEY FORGE LIFE INSURANCE COMPANY.


                           NOTICE OF FREE LOOK PERIOD

If, for any reason, you are not satisfied with this contract, you may return it to us for cancellation within 10 days of the day you receive it by delivering or mailing it to us at our Administrative Office or to the agent from whom it was purchased. This contract will be void as of the date we receive it and we will promptly return the contract value.

Signed for the Company at its Executive Office, CNA Plaza, Chicago, Illinois 60685.

Chief Executive Officer                              Group Vice President


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Annuity payments and other values provided by this contract, when based on the investment performance of the Variable Account, may increase or decrease daily as a function of the investment performance of the subaccounts you select and are not guaranteed as to dollar amount. No minimum contract value is guaranteed.



         INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT
                                Non-Participating
                               CONTRACT DATA PAGE


OWNER:            [JOHN DOE]                AGE AT ISSUE:     [35]

JOINT OWNER:      [JANE DOE]                AGE AT ISSUE:     [32]

ANNUITANT:        [JOHN DOE]                AGE AT ISSUE:     [35]

CONTRACT NUMBER:  [12345]                  CONTRACT DATE:    [July 1, 2001]

PLAN TYPE:        [Non-Qualified]           ANNUITY DATE:     [July 1, 2034]

ADMINISTRATIVE OFFICE:  [Valley Forge Life Insurance Company, Attn:
                        Variable Team  100 CNA Drive, Nashville, TN  37214]
                                [1-800-262-1755]

PURCHASE PAYMENTS:

         Initial Purchase Payment:                   [$25,000]
         Minimum Subsequent Purchase Payment:        [$1,000]
         Maximum Total Purchase Payments:          [$2,000,000 without approval]

BENEFICIARY:

[As designated by the owner on the contract date unless changed in accordance with the contract provisions.]

CONTRACT MAINTENANCE CHARGE:

The contract maintenance charge is currently [$30.00] each contract year. We reserve the right to change the contract maintenance charge and will provide notice of the change. The maximum contract maintenance charge is $50.00 per contract year. The contract maintenance charge will be deducted from the contract value on each contract anniversary while this contract is in force. If during the accumulation period, your contract value on a contract anniversary is at least [$50,000] then no contract maintenance charge is deducted. If a total withdrawal is made on other than a contract anniversary and your contract value for the business day when the total withdrawal is made is less than [$50,000], the full contract maintenance charge will be deducted at the time of total withdrawal. The contract maintenance charge will be deducted from the subaccounts and any fixed account selected in the same proportion that the amount of contract value in each subaccount and/or any fixed account bears to the total contract value. During the annuity period, the contract maintenance charge will be collected pro rata from each annuity payment. If the owner is not a natural person, we will look to the annuitant in determining the above.

PRODUCT EXPENSE CHARGE:

Equal on an annual basis to [1.90%] of the average daily net asset value of the Variable Account.

[TAX CHARGES:

We reserve the right to deduct from purchase payments or from the Variable Account any federal, state or municipal taxes that may be attributable to this contract.]

FIXED ACCOUNT OPTIONS:

         [Fixed Account I:
          ---------------

                  Minimum Guaranteed Interest Rate:  [3.00%]
                  Current Interest Rate as of Contract Date: [x%.] [The current interest rates applies only to purchase payments allocated or transferred to Fixed Account I during the calendar month in which this contract is issued. This rate is guaranteed for one contract year.]

INVESTMENT OPTIONS:

         [Federated Prime Money Fund II]                       [American Century VP Income & Growth Fund]
         [Federated High Income Bond Fund II]                  [American Century VP Value Fund]
         [Federated Utility Fund II]
                                                               [Templeton Asset Strategy Fund]
         [Fidelity VIP Equity-Income Portfolio]                [Templeton Developing Markets Securities Fund]
         [Fidelity VIP II Asset Manager Portfolio]
         [Fidelity VIP II Contrafund(R)Portfolio]               [Lazard Retirement Equity Portfolio]
         [Fidelity VIP II Index 500 Portfolio]                 [Lazard Retirement Small Cap Portfolio]

         [Alger American Small Capitalization Portfolio]       [Morgan Stanley Emerging Markets Equity Portfolio]
         [Alger American MidCap Growth Portfolio]              [Morgan Stanley International Magnum Portfolio]
         [Alger American Growth Portfolio]
         [Alger American Leveraged AllCap Portfolio]           [Janus Aspen Series Growth Portfolio]
                                                               [Janus Aspen Series Capital Appreciation Portfolio]
         [MFS Emerging Growth Series]                          [Janus Aspen Series Balanced Portfolio]
         [MFS Research Series]                                 [Janus Aspen Series Worldwide Growth Portfolio]
         [MFS Investors Trust Series]                          [Janus Aspen Series International Growth Portfolio]
         [MFS Total Return Series]                             [Janus Aspen Series Flexible Income Portfolio]

         [Alliance Premier Growth Portfolio]
         [Alliance Growth and Income Portfolio]

VARIABLE ACCOUNT:  [Valley Forge Life Insurance Company Variable Annuity Separate Account]

[ALLOCATION GUIDELINES:

1. Currently, you may select as many investment options as you wish. We reserve the right to limit this in the future.

2. Currently, you may also select any available fixed account at the time the purchase payment or transfer is made.

3. The initial purchase payment will be credited to your contract within two (2) business days after receipt at our Administrative Office. Additional purchase payments will be credited to your contract as of the business day they are received.

4. Allocation percentages must be in whole numbers. Each allocation must be at least [1%].]

TRANSFERS:

         Number of Transfers Permitted:
         -----------------------------

During the Accumulation Period: [Subject to any transfer fees and any minimum and maximum amounts that may be transferred, currently there is no limitation on the number of transfers that may be made between subaccounts. Currently, you may make unlimited transfers to any fixed account option, subject to any transfer fees and any required minimum or maximum amounts that may be transferred. We reserve the right to limit the number of transfers, but you will always be allowed at least [12] transfers between subaccounts in a contract year during the accumulation period.]

During the Annuity Period: [Currently, during a contract year you may make [4] transfers between subaccounts, or, from one or more subaccounts to the general account. The amounts transferred are subject to any minimums and maximums we may establish. You may not make a transfer from the general account to the subaccounts.]

Number of Free Transfers: [Currently, you are allowed [18] free transfers each contract year during the accumulation period and [4] free transfers each contract year during the annuity period.]

Transfer Fee: [For each transfer in excess of the free transfers permitted, the transfer fee is [$25]. Transfers made pursuant to a prescheduled transfer will not be counted in determining the application of the transfer fee.]

Minimum Amount to be Transferred: [The minimum amount which may be transferred is [$500] or your entire interest in any subaccount or any fixed account, if less. This requirement is waived if the transfer is pursuant to a prescheduled transfer or applied to a specified annuity option.]

Prescheduled Transfers: [You may elect the dollar cost averaging option or the automatic transfer option. We reserve the right to limit the availability of any subaccount or fixed account for a prescheduled transfer.]

WITHDRAWALS:

Withdrawal Charge: [A withdrawal charge is assessed against each purchase payment withdrawn. The withdrawal charge is calculated at the time of each withdrawal. Each purchase payment is tracked from its contract year of receipt and the withdrawal charges are determined in accordance with the following:

                    Contract Year
                    Since Receipt of
                    Purchase Payment                   Withdrawal Charge

                             1                                           7%
                             2                                           6%
                             3                                           5%
                             4+                                          0%


[The withdrawal charge is separately calculated and applied to each purchase payment when the purchase payment is withdrawn. No withdrawal charge applies to withdrawals in excess of the sum of all purchase payments less prior withdrawals of purchase payments. The order of withdrawal is as follows:

1. the amount subject to waiver of withdrawal charge as described below;

2. purchase payments on a first in, first out basis; and

3. contract value in excess of 1. and 2. above.

For purposes of computing withdrawal charges, the deduction of any tax and withdrawal charges is considered to be made from contract value in excess of aggregate purchase payments less prior withdrawals of purchase payments. We reserve the right to limit the number of partial withdrawals in a contract year that are not subject to a withdrawal charge.]

Waiver of Withdrawal Charge: [In each contract year after the first contract year, you may withdraw an amount equal to 15% of the "free partial withdrawal basis" without incurring a withdrawal charge. We reserve the right to limit the number of such free partial withdrawals in any contract year.

"Free partial withdrawal basis" means the greater of:

1. aggregate purchase payments (less prior withdrawals of purchase payments) as of the first business day of the contract year; or

2. contract value as of the business day the written notice for withdrawal is received.]

Minimum partial withdrawal amount: [[$500] Withdrawals made pursuant to the systematic withdrawal option [or any minimum distribution option] are not subject to this minimum.] [Withdrawals made pursuant to the systematic withdrawal option must be at least [$100].]

[Minimum contract value which must remain in an account or subaccount after a partial withdrawal: [[$1,000] in any subaccount or [$500] in any fixed account

Minimum  contract  value  which  must  remain  in the  contract  after a partial
withdrawal:   [$10,000  for  non-qualified   contracts]  [$2,000  for  qualified
contracts]

ATTACHED RIDERS AND ENDORSEMENTS:

         [Individual Retirement Annuity Endorsement]
         [Tax Sheltered Annuity Endorsement]
         [Waiver of Surrender Charge for Terminal Illness/Confinement Rider] [Pension/Profit Sharing Endorsement]
         [Roth IRA Endorsement]
         [Dollar Cost Averaging I]
         [Dollar Cost Averaging II]
         [Systematic Withdrawal Rider]
         [Automatic Transfer Rider]
         [Fixed Account II Rider]

TABLE OF CONTENTS

Contract Data Page.............................................................2
Definitions ...................................................................8
General Provisions ...........................................................10
Ownership and Assignment .....................................................10
Beneficiary Provisions .......................................................11
Purchase Payments ............................................................11
Contract Value ...............................................................12
 ....Fixed Account ............................................................12
         The Variable Account ................................................12
Transfers ....................................................................13
Withdrawals ..................................................................15
Payment of Benefits ..........................................................15
Death Benefit ................................................................16
Annuity Provisions and Payment Options .......................................17
Annuity Tables ...............................................................19

DEFINITIONS

Accumulation Period: The period prior to the annuity date during which you may make purchase payments.

Accumulation Unit: A unit of measure used to calculate the contract value in a subaccount.

Age: The age as of the nearest birthday.

Annuitant: The person or person(s) whose life (or lives) determines the annuity payments under this contract.

Annuity Date: The date when annuity payments begin. This is shown on the contract data page.

Annuity Payments: The periodic payment we make under an annuity payment option.

Annuity Payment Date: The date when we make annuity payments. This is the same day of the month as the annuity date.

Annuity Period: The period starting on the annuity date during which annuity payments are paid.

Annuity Unit: A unit of measure used to calculate variable annuity payments.

Annuity Value: The value of the contract available to be applied to an annuity option.

Beneficiary: The person(s) who will receive the death benefit.

Business Day: Any day that the New York Stock Exchange is open for business.

Contract Anniversary: The same date each calendar year as the contract date.

Contract Date: The date on which the contract becomes effective as shown on the contract data page.

Contract Value: The sum of the variable contract value and any fixed account.

Contract Year: A twelve-month period beginning on the contract date or contract anniversary.

Fixed Account: A portion of the general account into which you may allocate purchase payments or transfer contract value. It is equal to the sum of all purchase payments allocated to any fixed account less withdrawals and charges. At our discretion, we may from time to time declare an excess interest rate for Fixed Account I. The excess interest rate will be guaranteed for one contract year. A fixed account is available only during the accumulation period.

General Account: Our assets other than those allocated to any Variable Account of the Company.

Investment Option: The investment choices within the Variable Account available under the contract. Current investment options are shown on the contract data page.

Owner: The person(s) or entity(ies) who is (are) entitled to exercise all ownership rights and privileges provided in the contract. All references to owner shall include any named joint owner. Any joint owner must be the spouse of the other owner unless limited by state law.

Subaccount: A subdivision of the Variable Account which is invested in a corresponding investment option.

Subaccount Value: The amount equal to that part of any purchase payment allocated or transferred to the subaccount adjusted by interest income, dividends, net capital gains or losses, realized or unrealized, and decreased by withdrawals (including any applicable withdrawal and tax charges) and any amounts transferred out of that subaccount.

The Company, We, Us, Our: Valley Forge Life Insurance Company

Variable Account: Valley Forge Life Insurance Company Variable Annuity Separate Account

Variable Contract Value: The sum of all subaccount values.

Withdrawal Value: The contract value plus or minus any applicable interest adjustment, less any applicable tax charges not previously deducted, less the contract maintenance fee and less any applicable withdrawal charges.

Written Notice: A notice or request submitted in writing in a form satisfactory to us that is signed by you and received at our Administrative Office.

You, Your:  The owner

GENERAL PROVISIONS

Entire Contract: The contract is made up of this contract, any attached endorsements or riders, and the attached application.

Incontestability: We will not contest the validity of this contract.

Misstatement of Age or Sex: If the age or sex of the owner or annuitant has been misstated, we will adjust the benefits paid under this contract to reflect the correct age and/or sex. Underpayments will be made up immediately, overpayments will be deducted from future annuity payments until the total is repaid.

Periodic Reports: At least once each contract year we will furnish you with a report showing the contract value and any other information as may be required by law. Reports will be sent to your last known address.

Non Participating: This contract does not participate in the surplus or profits of the Company.

Protection of Benefits: To the extent permitted by law, no benefits payable or account values under this contract are subject to the claims of creditors. No beneficiary may commute, encumber, alienate or assign any payments under this contract.

Taxes: Any taxes paid to any governmental entity relating to this contract will be deducted from the purchase payments or contract value when incurred. We will determine when taxes have resulted from the investment experience of the Variable Account, receipt by us of purchase payments or commencement of annuity payments. We may pay taxes when due and deduct that amount from the contract value at a later date. Payment at an earlier date does not waive any right we may have to deduct amounts at a later date. We will deduct any withholding taxes required by applicable law.

Proof of Age and Survival: We have the right to require proof of the owner or annuitant's age prior to the annuity date. We also reserve the right to require proof of the owner or annuitant's survival before any annuity payment date.

Modification: We may modify this contract in order to maintain compliance with applicable state and federal law. This contract may be changed or altered only by one of our officers. Any change or alteration must be in writing.

Currency: Any money we pay, or that is paid to us, must be in United States currency.


OWNERSHIP AND ASSIGNMENT

Owner: You, as the owner, have all the interest and rights under this contract. The owner is designated on the contract date unless changed.

You may change the owner at any time. A change of owner will automatically revoke any prior designation of owner. A request for change must be made by written notice. The change will be effective as of the date the written notice is signed. A new designation of owner will not apply to any payment made or action taken by us prior to the time the new designation was recorded. A change in ownership is subject to the written consent of any irrevocable beneficiary.

Joint Owner: A contract may be owned by joint owners. Any joint owner must be the spouse of the other owner, unless limited by state law. Any actions which are to be performed by the owner, in the case of joint owners, require the signature of both owners, unless otherwise allowed by us. Upon the death of either owner, the surviving joint owner will be the primary beneficiary. Any other beneficiary designation will be treated as a contingent beneficiary unless otherwise indicated in a written notice.

Annuitant: The person on whose life annuity payments are based. You designate the annuitant on the contract date, and you may change the annuitant prior to the annuity date. The annuitant may not be changed in a contract which is owned by a non-individual. Any change of annuitant is subject to our consent.

Assignment: You may, at any time during your lifetime, assign your rights under this contract. We will not be bound by any assignments until we record written notice of the assignment. We are not responsible for the validity or sufficiency of any assignments. We will not be liable as to any payment or other settlement we make before we record the assignment.


BENEFICIARY PROVISIONS

Beneficiary: The beneficiary designation in effect on the contract date will remain in effect unless changed. Unless you provide otherwise, the death benefit will be paid in equal shares or all to the survivor as follows:

1. to the primary beneficiaries who survive you, and/or the annuitant(s), as applicable; or if there are none,

2. to the contingent beneficiaries who survive you, and/or the annuitant(s), as applicable; or if there are none,

3. to your estate.

Changing the Beneficiary: Subject to the rights of any irrevocable beneficiary, you may change the primary or contingent beneficiary. A change may be made by filing written notice. The change will take effect as of the date the written notice is signed. We will not be liable for any payment made or action taken before we record the change.


PURCHASE PAYMENTS

Purchase Payments: The initial purchase payment is due on the contract date. The minimum subsequent purchase payments and maximum total purchase payments are shown on the contract data page. Subject to the minimum and maximum payments shown on the contract data page, you may increase or decrease or change the frequency of subsequent purchase payments. We reserve the right to reject any purchase payment.

Allocation of Purchase Payments: The allocation of purchase payments is made in accordance with your selection made at the contract date. We reserve the right to allocate initial purchase payments to the money market or similar subaccount during the free look period. Unless you elect otherwise, subsequent purchase payments will be allocated in accordance with your initial selection.

You may change the allocation of purchase payments by written notice. Any additional purchase payments will be allocated in accordance with the allocation schedule in effect unless accompanied by written notice requesting a different allocation. Only whole percentages may be applied. The minimum percentage that may be allocated is shown on the contract data page. Purchase payments may be allocated net of any government imposed tax charges.


CONTRACT VALUE


FIXED ACCOUNT

Fixed Account I Value:  The value of Fixed Account I at any time is equal to:

1.       the purchase payments allocated to Fixed Account I; plus
2.       amounts transferred to Fixed Account I; plus
3.       any interest credited to Fixed Account I; less

4. any prior withdrawals and withdrawal charges deducted from Fixed Account I; less

5.       any amounts transferred from Fixed Account I; less

6.       any applicable taxes or charges deducted from Fixed Account I.

Interest To Be Credited: We guarantee that the interest to be credited to any fixed account will not be less than the minimum guaranteed interest rate shown on the contract data page or any supplemental data page. We may credit additional interest at our sole discretion to Fixed Account I. Declared interest will be guaranteed for one contract year.


THE VARIABLE ACCOUNT

Variable Account: The Variable Account consists of assets set aside by us, which are kept separate from our general assets and all of our other Variable Account assets. The assets of the Variable Account, equal to reserves and other liabilities of your contract and those of other owners, will not be charged with liabilities arising out of any other business we may do.

The Variable Account assets are divided into subaccounts. The assets of the subaccounts are allocated to the investment options shown on the contract data page.

Investments of the Variable Account: Purchase payments applied to the Variable Account are allocated to subaccounts. We may, from time to time, add additional investment options to those options shown on the contract data page. You may be permitted to transfer contract values to the additional investment option(s). However, the right to make any transfer will be limited by any terms and conditions in effect at the time of transfer.

If the shares of any of the investment options become unavailable for investment by the Variable Account, or if we deem further investment in these shares inappropriate, we may limit further purchase of such shares or substitute shares of another investment option for shares already purchased under this contract.

Valuation of Assets: Assets of the Variable Account are valued each business day at their fair market value in accordance with our procedures.

Change in Operation of the Variable Account: We reserve the right to modify the structure or operation of the Variable Account. If we do so, we guarantee that such modification will not affect the value of your contract.

Accumulation Units: Accumulation units shall be used to account for all amounts allocated to or withdrawn from a subaccount as a result of purchase payments, transfers, withdrawals, or fees and charges. We will determine the number of accumulation units of a subaccount purchased or canceled. This is done by dividing the amount allocated to (or the amount withdrawn from) the subaccount, by the dollar value of one accumulation unit of the subaccount as of the end of the business day during which the request for transfer is received at our Administrative Office.

Accumulation Unit Value: The Accumulation Unit Value for each subaccount was set at $10 when the subaccount became part of the Variable Account. Subsequent accumulation unit values for each subaccount are determined by multiplying the accumulation unit value for the immediate preceding business day by the net investment factor of the subaccount for the current business day. The accumulation unit value may increase or decrease from business day to business day.

Net Investment Factor: The net investment factor for each subaccount is determined by dividing (1) by (2) and subtracting (3) from the result, where:

1.       is the result of:

a. the net asset value per share of the investment option held in the subaccount, determined at the end of the business day; plus

b. the per share amount of any dividend or capital gain distributions made by the investment option held in the subaccount, if the "ex-dividend" date occurs as of the current business day; plus or minus

c. a per share charge or credit for any taxes reserved for, which we determine to have resulted from the operations of the subaccount.

2. is the net asset value per share of the investment option held in the subaccount, determined at the end of the prior business day.

3. is a daily factor representing the product expense charge deducted from the subaccount.


TRANSFERS

A transfer is subject to the following:

1. The maximum number of transfers without a transfer processing fee is shown on the contract data page;

2. We reserve the right to assess a transfer processing fee if the number of transfers exceeds the maximum number of free transfers. We will notify you of the assessment of any transfer processing fee. Any transfer processing fee we may assess is deducted from the amount which is transferred;

3. You may not make a transfer until after the end of the free look period;

4. The minimum amount which may be transferred is shown on the contract data page;

5. A transfer will be effected as of the end of the business day when we receive an acceptable transfer request;

6. We are not liable for a transfer made in accordance with your instructions;

7. We reserve the right to restrict transfers between subaccounts to a maximum of twelve (12) per contract year and to restrict transfers from being made on consecutive business days. We also reserve the right to restrict transfers into and out of any fixed account;

8. Your right to make transfers is subject to modification if we determine, in our sole opinion, that the exercise of the right by one or more owners is, or would be, to the disadvantage of other owners. Restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which we considered to be to the disadvantage of other owners. A modification could be applied to transfers to or from, one or more of the subaccounts and could include, but is not limited to:

a.       the requirement of a minimum time period between each transfer;

b. not accepting a transfer request from an agent acting under a power of attorney on behalf of more than one owner; or

c. limiting the dollar amount that may be transferred between the subaccounts by an owner at any one time;

9. During times of severe economic or market conditions, we may suspend the transfer privilege temporarily without notice and treat transfer requests based on their separate components (a redemption order with a simultaneous request for purchase of another subaccount). In such a case, the redemption order would be processed at the source subaccount's next determined accumulation unit value. However, the purchase into the new subaccount would be effective at the next determined accumulation unit value for the new subaccount only after we receive proceeds from the source subaccount, or we otherwise receive cash on behalf of the source subaccount;

10. Transfers do not change the allocation instructions for future purchase payments;

11. You may elect to make transfers by telephone or other communication medium. To elect this option you must first make a written request. If there are joint owners, unless we are instructed to the contrary, instructions by telephone or other communication medium will be accepted from either one of the joint owners. We will use reasonable procedures to confirm that instructions communicated are genuine;

12. Transfers made during the annuity period are also subject to the following:

a. The number of transfers is limited to the number of transfers set forth on the contract data page;

b. You may not make a transfer from the general account to a subaccount;

c. The amount transferred to the general account from a subaccount will be based on current company practice for such requests at the time of the transfer; and

d. You may not make a transfer within three (3) business days of an annuity payment date.

WITHDRAWALS

Withdrawals During the Accumulation Period: You may withdraw all or part of the contract value subject to the following:

1. The minimum partial withdrawal amount is shown on the contract data page.

2. The maximum partial withdrawal is the amount that would leave a minimum contract value of the amount shown on the contract data page.

This contract ends when we pay the withdrawal value. The withdrawal value will be determined as of the date we receive your written notice and this contract.

We will withdraw the amount you request from the contract value as of the day that we receive your written notice. We will deduct any applicable withdrawal, contract maintenance and/or other charges.

If your written notice does not specify the amount to be withdrawn from each subaccount or any fixed account, we will make the withdrawal based on the proportion that each subaccount and each fixed account bears to the contract value as of the date of the withdrawal.

For purposes of withdrawal charges, all withdrawals will be determined on a first in, first out basis.

Termination: We may terminate this contract and pay you the withdrawal value, if before the annuity date your withdrawal will result in your contract value falling below the minimum stated on the contract data page.

We will mail you a notice of our intent to terminate this contract. This contract will automatically terminate unless we receive additional purchase payments in excess of the minimum amount specified on the contract data page within thirty (30) days.

Minimum Benefit: The value of this contract is at least equal to the minimum under any nonforfeiture law where this contract has been issued.


PAYMENT OF BENEFITS

Payment of Benefits from Subaccounts: We will make any transfer and will pay the proceeds of any withdrawal, death benefit or annuity payment within seven business days after receipt of all written notices and/or due proofs of death. This payment or transfer may be postponed if:

1. The New York Stock Exchange is closed, other than customary weekend or holiday closing, or trading on the exchange is restricted as determined by the Securities and Exchange Commission ("SEC"); or

2. The SEC permits, by an order, the postponement for your protection; or

3. The SEC determines that an emergency exists that would make the disposal of securities held in the Variable Account or determination of their value not reasonably practicable.

Right to Defer Payments or Transfers from any Fixed Account: We have the right to defer payment of any withdrawal or transfer from any fixed account for up to six (6) months from the date we receive your written notice, unless the law in your state provides otherwise.


DEATH BENEFIT

Death Benefit During the Accumulation Period: The death benefit during the accumulation period is equal to the greater of:

1. the contract value determined as of the end of the business day during which we receive both due proof of death and an election for the payment method; or

2. the guaranteed minimum death benefit, which is the greater of:

a. total purchase payments less any adjusted withdrawals and related withdrawal charges; or

b. the death benefit floor amount as of the date of the owner's death, minus each adjusted withdrawal made since the most recent reset of the death benefit floor amount, plus any purchase payments made since the most recent reset of the death benefit floor amount.

The death benefit floor amount is the largest contract value attained on any prior contract anniversary prior to the owner's age 81. Therefore, the death benefit floor amount is reset when, on a contract anniversary, the contract value exceeds the current death benefit floor amount.

The adjusted withdrawal amount is dependent upon the relationship between the contract value and the guaranteed minimum death benefit.

If the contract value equals or exceeds the guaranteed minimum death benefit at the time of withdrawal, the adjusted withdrawal will equal 100% of the actual withdrawal amount.

If the contract value is less than the guaranteed minimum death benefit at the time of withdrawal, the adjusted withdrawal will equal the actual withdrawal times the ratio of the guaranteed minimum death benefit to the contract value.

Death of Owner During the Accumulation Period: Upon your death or the death of any joint owner during the accumulation period, the death benefit will be paid to the beneficiary(ies) you designated who will be treated as a new owner. Upon death of a joint owner, the surviving joint owner, if any, will be treated as the primary beneficiary. Any other beneficiary designation on record at the time of death will be treated as a contingent beneficiary.

Death Benefit Options During the Accumulation Period: Unless already selected by the owner, a beneficiary must elect the death benefit to be paid under one (1) of the options below in the event of the death of an owner during the accumulation period. Furthermore, if the beneficiary is the spouse of the owner, he or she may elect to continue this contract in his or her own name and exercise all the owner's rights under the contract. In this event, the contract value will be adjusted to equal the death benefit.

Option 1 - lump sum payment of the death benefit;

Option 2 - payment of the entire death benefit within five (5) years of the date of the death of the owner or any joint owner; or

Option 3 - payment of the death benefit under an annuity option over the lifetime of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary with distribution beginning within one (1) year of the date of death of the owner or any joint owner.

Any portion of the death benefit not applied to option 3 within one (1) year of the date of death of the owner or joint owner must be distributed within five
(5) years of the date of death.

If a lump sum payment is requested, the amount will be paid within seven (7) days of receipt of proof of death and election, unless payment is postponed as described above.

Payment to the beneficiary, other than in a single sum, may be elected only during the 60-day period beginning with the date we receive due proof of death.

Contract value is computed as of the date we receive due proof of death of the owner. From the time the death benefit is determined until complete distribution is made, any amount in any subaccount will be subject to investment risk which is borne by the beneficiary.

Death Benefits on or After the Annuity Date: If the owner or joint owner, who is not the annuitant, dies after the annuity date, any remaining payments under the annuity option elected will continue at least as rapidly as under the method of distribution in effect on the date of the owner's death. Upon the death of the owner during the annuity period, the beneficiary becomes the new owner.

Death of the Annuitant: Upon the death of an annuitant, who is not the owner, during the accumulation period, the owner automatically becomes the annuitant. The owner may designate a new annuitant, subject to the Company's underwriting rules then in effect. If the owner is a non-natural person, the death of the primary annuitant will be treated as death of the owner and a new annuitant may not be designated.

Upon the death of the annuitant during the annuity period, the death benefit, if any, will be as specified in the annuity option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the annuitant's death.


ANNUITY PROVISIONS AND PAYMENT OPTIONS

The Annuity Date: The annuity date may not be sooner than the first day of the second contract year nor may it be later than the 99th birthday of the annuitant, or earlier if required by law. Upon your request to annuitize, we will issue a supplemental contract. If you do not elect an annuity option, Option 4 with 10 year period certain is the default.

Annuity Payments: Annuity payments start at least 30 days after the annuity date, provided the annuitant is alive. All annuity payments are made to you, unless you elect otherwise.

Minimum Annuity Benefit: The minimum annuity benefit will be greater than or equal to that mandated by law in the state of issue.

Fixed Annuity Payments: Fixed annuity payments are periodic payments that depend only on the form and duration of the annuity payment option selected, the annuity value applied to purchase the annuity payments and the age and sex of the annuitant. Variable Annuity Payments: The value of a variable annuity payment is based on the annuity units on the annuity date. The number of annuity units attributable to each subaccount under a contract remains fixed unless there is an exchange of annuity units.

Annuity Unit: An annuity unit is the unit of measure used to calculate variable annuity payments. An annuity unit is calculated by dividing the dollar amount of the first variable annuity payment attributable to that subaccount by the annuity unit value of that subaccount.

Annuity Unit Value: The annuity unit value of each subaccount for any business day is equal to (1) multiplied by (2) divided by (3) where:

1. is the net investment factor for the business day for which the annuity unit value is being calculated;

2. is the annuity unit value for the preceding valuation period;

3. is the Annual Investment Factor adjusted for the number of days in the valuation period. The Annual Investment Factor is equal to one plus 3% or 1.03. The annual factor can be translated into a daily factor of 1.00008098.

Payment Option Rate Tables: The amount of monthly payments per $1,000 applied is shown for a fixed annuity in these tables. For a variable annuity, the tables show the amount of the first variable annuity payment only. Subsequent variable annuity payments will change with changes in annuity unit value.

Option 1 - Payment Certain: We pay the annuity value in equal payments as you specify. The total of all payments made in each year must be at least 5% of the annuity value applied under this option. The amount of each fixed annuity payment and the first variable annuity payment for each $1,000 of annuity value applied is shown in Table 1. The owner has the right of commutation at the interest rate used for determination of payments less any applicable withdrawal charges.

Option 2 - Period Certain: We pay the annuity value in equal installments over a designated period of time you choose of not less than six (6) nor more than thirty (30) years. The amount of each fixed annuity payment and the first variable annuity payment for each $1,000 of annuity value applied is shown in Table 2. The owner has the right of commutation at the interest rate used for determination of payments less any applicable withdrawal charges.

Option 3 - Life Annuity: We apply the annuity value to make monthly payments while the annuitant lives.

Option 4 - Life Annuity with Period Certain: We apply the annuity value to make monthly payments until the later of the death of the annuitant or the period certain. The period certain is not to be less than six (6) years nor more than thirty (30) years. The amount of each fixed annuity payment and the first variable annuity payment is shown in Table 2. If the annuitant dies during the period certain payout, the owner has the right of commutation at the interest rate used for determination of payments.

Option 5 - Joint Life and Survivor Annuity: We apply the annuity value to make monthly payments while both annuitants are living. After the death of either annuitant, payments continue as long as the other annuitant still lives. The amount of each fixed annuity payment and the first variable annuity payment is shown in Table 3.

Additional Options:  We may make other income options available.

         Table 1 - Payment Certain (per $1,000 of annuity value applied)

-------------------------------- -------------------------------------------------------------------------------------

   Number of Years Specified                                    Amount of Installments
-------------------------------- -------------------------------------------------------------------------------------
-------------------------------- ------------------------- --------------------- ------------------ ------------------

                                          Annual               Semi-Annual           Quarterly           Monthly
                                 ------------------------- --------------------- ------------------ ------------------
-------------------------------- ------------------------- --------------------- ------------------ ------------------
               6                          179.22                  90.27                45.30              15.14
-------------------------------- ------------------------- --------------------- ------------------ ------------------
-------------------------------- ------------------------- --------------------- ------------------ ------------------
               7                          155.83                  78.49                39.39              13.16
-------------------------------- ------------------------- --------------------- ------------------ ------------------
-------------------------------- ------------------------- --------------------- ------------------ ------------------
               8                          138.31                  69.67                34.96              11.68
-------------------------------- ------------------------- --------------------- ------------------ ------------------
-------------------------------- ------------------------- --------------------- ------------------ ------------------
               9                          124.69                  62.81                31.52              10.53
-------------------------------- ------------------------- --------------------- ------------------ ------------------
-------------------------------- ------------------------- --------------------- ------------------ ------------------
              10                          113.82                  57.33                28.77              9.61
-------------------------------- ------------------------- --------------------- ------------------ ------------------
-------------------------------- ------------------------- --------------------- ------------------ ------------------
              11                          104.93                  52.85                26.52              8.86
-------------------------------- ------------------------- --------------------- ------------------ ------------------
-------------------------------- ------------------------- --------------------- ------------------ ------------------
              12                          97.54                   49.13                24.66              8.24
-------------------------------- ------------------------- --------------------- ------------------ ------------------
-------------------------------- ------------------------- --------------------- ------------------ ------------------
              13                          91.29                   45.98                23.08              7.71
-------------------------------- ------------------------- --------------------- ------------------ ------------------
-------------------------------- ------------------------- --------------------- ------------------ ------------------
              14                          85.95                   43.29                21.73              7.26
-------------------------------- ------------------------- --------------------- ------------------ ------------------
-------------------------------- ------------------------- --------------------- ------------------ ------------------
              15                          81.33                   40.96                20.56              6.87
-------------------------------- ------------------------- --------------------- ------------------ ------------------
-------------------------------- ------------------------- --------------------- ------------------ ------------------
              16                          77.29                   38.93                19.54              6.53
-------------------------------- ------------------------- --------------------- ------------------ ------------------
-------------------------------- ------------------------- --------------------- ------------------ ------------------
              17                          73.74                   37.14                18.64              6.23
-------------------------------- ------------------------- --------------------- ------------------ ------------------
-------------------------------- ------------------------- --------------------- ------------------ ------------------
              18                          70.59                   35.56                17.84              5.96
-------------------------------- ------------------------- --------------------- ------------------ ------------------
-------------------------------- ------------------------- --------------------- ------------------ ------------------
              19                          67.78                   34.14                17.13              5.73
-------------------------------- ------------------------- --------------------- ------------------ ------------------
-------------------------------- ------------------------- --------------------- ------------------ ------------------
              20                          65.26                   32.87                16.50              5.51
-------------------------------- ------------------------- --------------------- ------------------ ------------------
-------------------------------- ------------------------- --------------------- ------------------ ------------------
              25                          55.76                   28.08                14.09              4.71
-------------------------------- ------------------------- --------------------- ------------------ ------------------
-------------------------------- ------------------------- --------------------- ------------------ ------------------
              30                          49.53                   24.95                12.52              4.18
-------------------------------- ------------------------- --------------------- ------------------ ------------------

1983(a) mortality tables at 3% interest with a five (5) year setback for females

                                Table 2 - Period Certain and Life (per $1,000 of annuity value applied)

-------------------------- ------------------ --------------------- ------------------ ----------------------- ------------------

    Age of Annuitant*       Number of Years    Age of Annuitant*     Number of Years     Age of Annuitant*      Number of Years
                               Specified                                Specified                                  Specified
-------------------------- ------------------ --------------------- ------------------ ----------------------- ------------------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
   Male         Female       15        20      Male      Female        15       20       Male       Female        15       20
                           -------- ---------                       --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
  16 and     21 and under   2.96      2.96      39         44         3.59     3.56       63          68         5.26     4.91
   under
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
                                                40         45         3.63     3.60       64          69         5.37     4.97
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
    17            22        2.98      2.97      41         46         3.67     3.64       65          70         5.47     5.03
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
    18            23        2.99      2.99      42         47         3.72     3.68       66          71         5.57     5.09
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
    19            24        3.01      3.01      43         48         3.77     3.73       67          72         5.67     5.14
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
    20            25        3.03      3.03      44         49         3.82     3.78       68          73         5.77     5.19
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
    21            26        3.05      3.05      45         50         3.87     3.82       69          74         5.87     5.23
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
    22            27        3.07      3.07      46         51         3.93     3.87       70          75         5.97     5.27
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- --------                         --------- --------
    23            28        3.09      3.09      47         52         3.98     3.92       71          76         6.06     5.31
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
    24            29        3.11      3.11      48         53         4.04     3.98       72          77         6.15     5.35
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
    25            30        3.14      3.13      49         54         4.10     4.03       73          78         6.24     5.37
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
    26            31        3.16      3.16      50         55         4.17     4.09       74          79         6.32     5.40
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
    27            32        3.19      3.18      51         56         4.24     4.15       75          80         6.39     5.42
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
    28            33        3.21      3.20      52         57         4.31     4.20       76          81         6.46     5.44
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
    29            34        3.24      3.23      53         58         4.38     4.26       77          82         6.52     5.46
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
    30            35        3.27      3.26      54         59         4.45     4.33       78          83         6.58     5.47
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
    31            36        3.30      3.29      55         60         4.53     4.39       79          84         6.63     5.48
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
    32            37        3.33      3.32      56         61         4.61     4.45       80          85+        6.67     5.49
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
    33            38        3.36      3.35      57         62         4.70     4.52       81                     6.71
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
    34            39        3.39      3.38      58         63         4.79     4.58       82                     6.74
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
    35            40        3.43      3.41      59         64         4.88     4.65       83                     6.77
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
    36            41        3.47      3.45      60         65         4.97     4.72       84                     6.79
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
    37            42        3.50      3.48      61         66         5.07     4.78       85+                    6.81
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------
    38            43        3.54      3.52      62         67         5.16     4.85
------------ ------------- -------- --------- -------- ------------ --------- -------- ---------- ------------ --------- --------

*Use the Payee's age nearest the Date of Settlement.

1983(a) mortality tables at 3% interest with a five (5) year setback for females


       Table 3 - Joint and Survivor (per $1,000 of annuity value applied)

------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------

Age of Annuitants         Male            55           56           57          58           59          60           61
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
       Male              Female           60           61           62          63           64          65           66
                                      ------------ ------------ ----------- ------------ ----------- ------------ ------------
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
        51                 56            3.89         3.92         3.94        3.97         3.99        4.01         4.04
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
        52                 57            3.93         3.96         3.98        4.01         4.04        4.06         4.08
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
        53                 58            3.96         3.99         4.02        4.05         4.08        4.11         4.13
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
        54                 59            4.00         4.03         4.06        4.09         4.12        4.15         4.18
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
        55                 60            4.03         4.07         4.10        4.14         4.17        4.20         4.23
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
        56                 61            4.07         4.11         4.14        4.18         4.21        4.25         4.28
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
        57                 62            4.10         4.14         4.18        4.22         4.26        4.30         4.33
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
        58                 63            4.14         4.18         4.22        4.26         4.30        4.34         4.38
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
        59                 64            4.17         4.21         4.26        4.30         4.35        4.39         4.44
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
        60                 65            4.20         4.25         4.30        4.34         4.39        4.44         4.49
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
        61                 66            4.23         4.28         4.33        4.38         4.44        4.49         4.54
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
        62                 67            4.26         4.32         4.37        4.42         4.48        4.53         4.59
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
        63                 68            4.29         4.35         4.41        4.46         4.52        4.58         4.63
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
        64                 69            4.32         4.38         4.44        4.50         4.56        4.62         4.68
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
        65                 70            4.35         4.41         4.47        4.54         4.60        4.66         4.73
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
        66                 71            4.37         4.44         4.50        4.57         4.64        4.71         4.78
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
        67                 72            4.40         4.47         4.53        4.60         4.67        4.75         4.82
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
        68                 73            4.42         4.49         4.56        4.64         4.71        4.79         4.86
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
        69                 74            4.45         4.52         4.59        4.67         4.74        4.82         4.90
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
        70                 75            4.47         4.54         4.62        4.70         4.78        4.86         4.94
------------------- ----------------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
1983(a) mortality tables at 3% interest with a five (5) year setback for females


                    Table 3 - Joint and Survivor (Continued)

------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------

Age of Annuitants       Male        62        63         64         65        66         67        68         69         70
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
       Male            Female       67        68         69         70        71         72        73         74         75
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
        51               56        4.06      4.08       4.10       4.12      4.13       4.15      4.17       4.18       4.19
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
        52               57        4.11      4.13       4.15       4.17      4.19       4.21      4.23       4.24       4.26
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
        53               58        4.16      4.18       4.21       4.23      4.25       4.27      4.29       4.31       4.33
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
        54               59        4.21      4.24       4.26       4.29      4.31       4.33      4.36       4.38       4.40
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
        55               60        4.26      4.29       4.32       4.35      4.37       4.40      4.42       4.45       4.47
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
        56               61        4.32      4.35       4.38       4.41      4.44       4.47      4.49       4.52       4.54
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
        57               62        4.37      4.41       4.44       4.47      4.50       4.53      4.56       4.59       4.62
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
        58               63        4.42      4.46       4.50       4.54      4.57       4.60      4.64       4.67       4.70
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
        59               64        4.48      4.52       4.56       4.60      4.64       4.67      4.71       4.74       4.78
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
        60               65        4.53      4.58       4.62       4.66      4.71       4.75      4.79       4.82       4.86
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
        61               66        4.59      4.63       4.68       4.73      4.78       4.82      4.86       4.90       4.94
------------------ ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
        62               67        4.64      4.69       4.74       4.80      4.85       4.89      4.94       4.99       5.03
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
        63               68        4.69      4.75       4.81       4.86      4.92       4.97      5.02       5.07       5.12
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
        64               69        4.74      4.81       4.87       4.93      4.99       5.05      5.10       5.16       5.21
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
        65               70        4.80      4.86       4.93       4.99      5.06       5.12      5.18       5.24       5.30
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
        66               71        4.85      4.92       4.99       5.06      5.13       5.19      5.26       5.33       5.39
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
        67               72        4.89      4.97       5.05       5.12      5.19       5.27      5.34       5.41       5.48
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
        68               73        4.94      5.02       5.10       5.18      5.26       5.34      5.42       5.50       5.58
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
        69               74        4.99      5.07       5.16       5.24      5.33       5.41      5.50       5.58       5.67
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------
        70               75        5.03      5.12       5.21       5.30      5.39       5.48      5.58       5.67       5.76
------------------- ------------- -------- ---------- ---------- --------- ---------- --------- ---------- ---------- ---------

1983(a) mortality tables at 3% interest with a five (5) year setback for females



                       Valley Forge Life Insurance Company
                                 A Stock Company

Administrative Office:............................................Home Office:
100 CNA Drive............................................401 Penn St.
Nashville, Tennessee 37214...........................Reading, Pennsylvania 19601
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Annuity payments and other values provided by this contract, when based on the investment performance of the Variable Account, may increase or decrease daily as a function of the investment performance of the subaccounts you select and are not guaranteed as to dollar amount. No minimum contract value is guaranteed.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


         INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT
                                Non-Participating